UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 27, 2010

NMT Medical, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21001	95-4090463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Wormwood Street Boston, Massachusetts	02210-1625
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 737-0930

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders Item.

Our 2010 annual meeting of stockholders was held on July 27, 2010. Present at the annual meeting in person or through representation by proxy were 12,928,291 out of a total of 16,020,069 shares of common stock entitled to vote, thereby constituting a quorum. The actions taken at the meeting consisted of:

(1) election of seven members to our board of directors, each to serve for a term expiring at the 2011 Annual Meeting of Shareholders;

(2) ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year.

The results of the voting on the matters presented to the stockholders at the annual meeting are as set forth below; there were no broker non-votes for any of the matters.

Proposal 1:

DIRECTORS	VOTES FOR	VOTES WITHHELD
Francis J. Martin	5,433,164	2,620,022
Richard E. Davis	5,929,911	2,123,275
John E. Ahern	7,777,762	275,424
Daniel F. Hanley, M.D.	5,772,014	2,281,172
Paul H. Kramer, M.D.	7,794,962	258,224
James J. Mahoney, Jr.	5,435,749	2,617,437
David L. West, Ph.D., M.P.H.	5,772,014	2,281,172

Proposal 2:

	VOTES FOR	VOTES AGAINST	VOTES ABSTAINED
Ratification of the Appointment of Deloitte & Touche LLP	12,671,919	156,302	100,070

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMT MEDICAL, INC.

Date: July 28, 2010	By:	/S/ RICHARD E. DAVIS
Richard E. Davis
Chief Operating Officer and Chief Financial Officer